EXHIBIT  77G

For the period ending: 03/31/2011
File number:  811-05009
DEFAULTS AND ARREARS ON SENIOR SECURITIES


1) Colorado Centre Metropolitan District LTD Tax and Special Revenue Series 1992B 0.00% due 1/1/2032
         In default: Interest
         Date of default: 1995
         Default per $1,000: $6,465,662

2) Colorado Housing and Finance Authority Economic Development Revenue (Micro Business Development Corporation Project Series 2005 6.75% due 12/1/2010
         In default: Interest
         Date of default: 7/2008
         Default per $1,000: $3,755,000

3) Conifer Metropolitan District Jefferson County Supplemental Interest Coupons Series 2006, 0.00% due 12/1/2010 - 2031
         In default:  Principal
         Date of Default:  12/01/2010
         Default per $1,000 face: $7,470,000

4) Ft. Lupton, Colorado Golf Course Revenue Anticipation Warrants Series 1996A, 8.50% due 12/15/2015
         In default:  Interest
         Date of default: June 2002
         Default per $1,000 face:  $620,000

5) Tabernash Meadows, LLC A Colorado Limited Liability Company, 24.00% due 2/9/2002
         In default: Interest
         Date of default: 2/9/2002
         Default per $1,000: $227,347